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                                                                 EXHIBIT 23.1(a)


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2000, related to the consolidated financial statements of Insight Midwest, L.P. as of and for the year ended December 31, 1999, in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Insight Midwest, L.P. for the registration of $200,000,000 of its 9 3/4% Senior Notes due 2009.


                                                /s/ Ernst & Young LLP


New York, New York
March 29, 2000